UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 26, 2010

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 26, 2010, Petro Capital III, LP (“Petro”) filed an action styled Petro Capital III, LP v. Miller Petroleum, Inc., Civil Action No. 3:10-cv-00606P in the United States District Court for the Northern District of Texas, Dallas Division, seeking damages for breach of contract; damages for alleged negligent misrepresentation; a declaratory judgment regarding (1) the proper number of and exercise price of the original warrants to which Petro is entitled under a warrant and registration rights agreement, (2) the number of penalty warrants to which Petro may be entitled under a warrant and registration rights agreement, as well as the proper exercise price thereof, and (3) damages resulting from the alleged breach of contract; and attorney’s fees. On April 6, 2010, Petro filed an Amended Complaint that did not include additional causes of action. We have retained counsel for this case, and are currently drafting an Answer to the Complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: April 13, 2010	By: /s/ Paul W. Boyd Paul W. Boyd, Chief Financial Officer